IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES STRONG SECOND QUARTER NET REVENUE
GROWTH OF 7% AND ADJUSTED EBITDA GROWTH OF 19%

Raising 2019 Adjusted EBITDA Guidance
Digital Revenue Over 33% of Total Net Revenue

Purchase, NY - August 6, 2019 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today financial results for the second quarter ended June 30, 2019.

“Townsquare’s strong momentum continued into the second quarter, with net revenue, net income from continuing operations, and Adjusted EBITDA increasing 7.4%, 23.5%, and 19.0%, respectively, over the second quarter of the prior year,” commented Bill Wilson, Chief Executive Officer of Townsquare. “Our second quarter growth rates were fueled by an acceleration in Advertising net revenue growth, which increased 7.1% excluding political revenue over the prior year, and the strong net revenue growth of Townsquare Interactive, which increased 30.8% over the prior year. Townsquare Interactive added approximately 1,100 net subscribers in the second quarter, a significant increase in quarterly net additions over prior quarters, while maintaining strong profit margins in excess of 30%. The ongoing strong performance of Townsquare Interactive and Townsquare Ignite, our proprietary digital programmatic advertising platform, reinforce our belief that each of those divisions will generate $100 million in annual net revenue within the next three to five years.”

Mr. Wilson added, “Our broad product suite of high quality, locally focused broadcast, digital and live event offerings has allowed us to provide complete, end-to-end marketing solutions for our customers while simultaneously driving net revenue and Adjusted EBITDA growth. With greater than one-third of our total net revenue originating from digital sources, Townsquare is not your average radio company. As a result of the ongoing strength of Townsquare Interactive and Townsquare Ignite, we believe that Townsquare is best described as a premier local and digital marketing solutions company, bringing large market solutions to small and mid-sized markets.”

The Company also announced today that its Board of Directors approved a quarterly cash dividend of $0.075 per share. The dividend will be payable on November 15, 2019 to shareholders of record as of the close of business on September 26, 2019.

Second Quarter Highlights*

•	As compared to the second quarter of 2018 on a GAAP basis:
•Net revenue increased 7.4%, and 8.3% excluding political revenue
•Advertising net revenue increased 6.0%, and 7.1% excluding political revenue
•Townsquare Interactive net revenue increased 30.8%
•Live Events net revenue decreased 13.8%
•Net income improved 554.6%, and net income from continuing operations increased 23.5%
•Adjusted EBITDA increased 19.0%

•	As compared to the second quarter of 2018 on a pro forma basis:
•Net revenue increased 5.3%, and 6.2% excluding political revenue
•Net income improved 348.7%
•Adjusted EBITDA increased 15.6%

•	Diluted net income per share from continuing operations was $0.37

•	Townsquare Interactive added 1,100 net subscribers, ending the quarter with approximately 17,300 subscribers

Year to Date Highlights*

•	As compared to the six months ended June 30, 2018 on a GAAP basis:
•Net revenue increased 7.0%, and 7.7% excluding political revenue
•Advertising net revenue increased 5.0%, and 5.9% excluding political revenue
•Townsquare Interactive net revenue increased 31.2%

•Live Events net revenue decreased 11.5%
•Net income improved 123.7%, and net income from continuing operations increased 7.7%
•Adjusted EBITDA increased 14.6%

•	As compared to the six months ended June 30, 2018 on a pro forma basis:
•Net revenue increased 5.0%, and 5.7% excluding political revenue
•Net income improved 124.7%
•Adjusted EBITDA increased 11.9%

* See below for discussion of non-GAAP measures and reconciliations to GAAP measures.

Guidance

Based on the Company’s second quarter results and its outlook for the remainder of 2019, Townsquare is updating its net revenue and Adjusted EBITDA guidance for the third quarter of 2019 and full year 2019 as follows:

•	For the third quarter of 2019, net revenue is expected to be between $109 million and $111 million and Adjusted EBITDA is expected to be between $27 million and $28 million.

•	For the full year 2019, net revenue is expected to be between $424 million and $430 million and Adjusted EBITDA is expected to be between $98 million and $100 million.

Segment Reporting

We have three reportable operating segments, Advertising, which includes broadcast and digital advertising products and solutions, Townsquare Interactive, our digital marketing solutions business and Live Events, which is comprised of the Company's live events, including concerts, expositions and other experiential events.

Quarter Ended June 30, 2019 Compared to the Quarter Ended June 30, 2018

Net Revenue

Net revenue for the quarter ended June 30, 2019 increased $7.8 million, or 7.4%, to $113.1 million, as compared to $105.3 million in the same period last year. Advertising net revenue increased $5.2 million, or 6.0% to $91.5 million, Townsquare Interactive net revenue increased $3.6 million, or 30.8%, to $15.3 million, and Live Events net revenue decreased $1.0 million, or 13.8%, to $6.3 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $8.6 million, or 8.3%, to $112.6 million, and Advertising net revenue increased $6.0 million, or 7.1%, to $91.0 million.

Pro forma net revenue for the quarter ended June 30, 2019 increased $5.7 million, or 5.3%, to $113.1 million, as compared to $107.4 million in the same period last year. As used in this release, the term “pro forma” means pro forma for our acquisition of three radio stations in Princeton, NJ on July 2, 2018. Pro forma Advertising net revenue increased $3.2 million, or 3.6%, to $91.5 million, pro forma Townsquare Interactive net revenue increased $3.6 million, or 30.8%, to $15.3 million, and pro forma Live Events net revenue decreased $1.1 million, or 14.9%, to $6.3 million, each as compared to the same period last year. Excluding political revenue, pro forma net revenue increased $6.5 million, or 6.2%, to $112.6 million, and pro forma Advertising net revenue increased $4.0 million, or 4.6%, to $91.0 million.

Net Income
Net income for the quarter ended June 30, 2019 increased $9.1 million, or 554.6%, to $10.7 million, as compared to $1.6 million in the same period last year. Net income from continuing operations increased $2.0 million or 23.5%, to $10.6 million, as compared to $8.6 million in the same period last year.

Pro forma net income for the quarter ended June 30, 2019 improved $8.3 million, or 348.7%, to $10.7 million, as compared to $2.4 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended June 30, 2019 increased $4.8 million, or 19.0%, to $30.1 million, as compared to $25.3 million in the same period last year.

Pro forma Adjusted EBITDA for the quarter ended June 30, 2019 increased $4.1 million, or 15.6%, to $30.1 million as compared to $26.1 million in the same period last year.

Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

Net Revenue

Net revenue for the six months ended June 30, 2019 increased $13.5 million, or 7.0%, to $206.8 million, as compared to $193.3 million in the same period last year. Advertising net revenue increased $8.0 million, or 5.0% to $165.8 million, Townsquare Interactive net revenue increased $7.0 million, or 31.2%, to $29.5 million, and Live Events net revenue decreased $1.5 million, or 11.5%, to $11.5 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $14.7 million, or 7.7%, to $206.0 million, and Advertising net revenue increased $9.2 million, or 5.9%, to $165.0 million.

Pro forma net revenue for the six months ended June 30, 2019 increased $9.9 million, or 5.0%, to $206.8 million, as compared to $196.9 million in the same period last year. Pro forma Advertising net revenue increased $4.5 million, or 2.8%, to $165.8 million, pro forma Townsquare Interactive net revenue increased $7.0 million, or 31.2%, to $29.5 million, and pro forma Live Events net revenue decreased $1.6 million, or 12.4%, to $11.5 million, each as compared to the same period last year. Excluding political revenue, pro forma net revenue increased $11.1 million, or 5.7%, to $206.0 million, and pro forma Advertising net revenue increased $5.7 million, or 3.6%, to $165.0 million.

Net Income
Net income for the six months ended June 30, 2019 increased $30.9 million to $5.9 million, as compared to a net loss of $25.0 million in the same period last year. Net income from continuing operations increased $0.9 million or 7.7%, to $13.0 million, as compared to $12.1 million in the same period last year.

Pro forma net income for the six months ended June 30, 2019 increased $29.8 million to $5.9 million, as compared to a net loss of $23.9 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2019 increased $6.3 million, or 14.6%, to $49.6 million, as compared to $43.3 million in the same period last year.

Pro forma Adjusted EBITDA for the six months ended June 30, 2019 increased $5.3 million, or 11.9%, to $49.6 million as compared to $44.3 million in the same period last year.

Liquidity and Capital Resources

As of June 30, 2019, we had a total of $62.8 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of June 30, 2019, we had $560.5 million of outstanding indebtedness, representing 5.5x and 4.9x gross and net leverage, respectively, based on pro forma Adjusted EBITDA for the twelve months ended June 30, 2019 of $101.3 million.

The table below presents a summary, as of August 5, 2019, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	14,313,844	One vote per share.
Class B common stock	3,011,634	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,939,495

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

We are not providing basic earnings per share information at this time as we continue to work through technical issues revolving around the accounting for our outstanding warrants with our newly appointed independent auditors, BDO USA, LLP. We will provide this data when we file the Company’s Quarterly Report on Form 10-Q for the second quarter of 2019.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2019 financial results and 2019 guidance on Tuesday, August 6, 2019 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13692656. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through August 13, 2019. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13692656. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 321 radio stations and more than 330 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 17,300 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and approximately 200 local live events each year. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; iconic local and regional events such as WYRK’s Taste of Country, the Boise Music Festival, the Red Dirt BBQ & Music Festival and Taste of Fort Collins; and leading tastemaker music and entertainment websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 12, 2019, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment loss of long-lived and intangible assets, impairment loss on investment and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, repurchase of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of goodwill and intangible assets, impairment loss on investment, net (income) loss from discontinued operations, net of income taxes, net (loss) gain on sale and retirement of assets and other expense (income) net. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, net loss from discontinued operations, net of income taxes, and net loss (gain) on sale and retirement of assets. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. These measures do not represent, and should not be considered as alternatives to, net income (loss), or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below. We do not provide reconciliations on forward-looking statements due to the inability to estimate certain components of forward-looking statements that are not available without unreasonable efforts. Where we use the term “pro forma”, it refers to pro forma financial information for our acquisition of three radio stations in Princeton, NJ on July 2, 2018. as if the acquisition had occurred on January 1, 2018.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (loss) gain on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income, and Adjusted Net Income Per Share when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$62,764	$61,396
Accounts receivable, net of allowance of $3,285 and $3,454, respectively	67,354	62,459
Prepaid expenses and other current assets	10,801	8,939
Current assets of discontinued operations	22	19,763
Total current assets	140,941	152,557
Property and equipment, net	112,923	112,377
Intangible assets, net	478,024	478,938
Goodwill	226,981	226,981
Investments	11,775	9,505
Operating lease right-of-use assets	41,785	—
Other assets	294	6,909
Total assets	$1,012,723	$987,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,527	$13,393
Current portion of long-term debt	5	5
Deferred revenue	7,992	7,922
Accrued expenses and other current liabilities	19,874	32,749
Short-term operating lease liabilities	8,021	—
Accrued interest	4,647	4,563
Current liabilities of discontinued operations	3,968	7,138
Total current liabilities	56,034	65,770
Long-term debt, less current portion (net of deferred finance costs of $4,930 and $5,155, respectively)	555,552	555,330
Deferred tax liability	18,513	16,031
Long-term operating lease liabilities	36,765	—
Other long-term liabilities	1,633	8,559
Total liabilities	668,497	645,690
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 14,313,844 and 14,297,066 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	143	143
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,011,634 shares issued and outstanding	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding	17	17
Total common stock	190	190
Additional paid-in capital	366,954	365,835
Accumulated deficit	(25,775)	(25,735)
Non-controlling interest	2,857	1,287
Total stockholders’ equity	344,226	341,577
Total liabilities and stockholders’ equity	$1,012,723	$987,267

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net revenue	$113,088	$105,319	$206,770	$193,302

Operating costs and expenses:
Direct operating expenses	75,590	72,722	144,219	137,078
Depreciation and amortization	5,897	4,409	12,405	8,792
Corporate expenses	7,370	7,290	12,957	12,939
Stock-based compensation	660	246	1,536	436
Transaction costs	128	678	276	837
Business realignment costs	—	—	4	—
Impairment of long lived and intangible assets	231	—	231	—
Net gain on sale and retirement of assets	(21)	(388)	(2)	(398)
Total operating costs and expenses	89,855	84,957	171,626	159,684
Operating income	23,233	20,362	35,144	33,618
Other expense:
Interest expense, net	8,526	8,533	17,121	16,960
Other expense, net	36	48	70	80
Income from continuing operations before income taxes	14,671	11,781	17,953	16,578
Provision for income taxes	4,059	3,188	4,967	4,519
Net income from continuing operations	10,612	8,593	12,986	12,059
Net income (loss) from discontinued operations, net of income taxes	84	(6,959)	(7,080)	(37,015)
Net income (loss)	$10,696	$1,634	$5,906	$(24,956)

Net income (loss) attributable to:
Controlling interests	$10,203	$1,335	$4,966	$(25,473)
Non-controlling interests	493	299	940	517

Diluted income (loss) per share:
Continuing operations	$0.37	$0.30	$0.44	$0.42
Discontinued operations	$—	$(0.25)	$(0.26)	$(1.34)

Weighted average shares outstanding:
Diluted	27,490	27,611	27,473	27,541

Cash dividend declared per share	$0.075	$0.075	$0.150	$0.150

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$5,906	$(24,956)
Loss from discontinued operations	(7,080)	(37,015)
Income from continuing operations	12,986	12,059
Adjustments to reconcile income from continuing operations to net cash flows from operating activities
Depreciation and amortization	12,405	8,792
Amortization of deferred financing costs	639	761
Net deferred taxes and other	4,967	4,519
Provision for doubtful accounts	824	1,514
Stock-based compensation expense	1,536	436
Trade activity, net	(5,506)	(7,281)
Non-cash interest expense	—	(10)
Write-off of deferred financing costs	7	97
Impairment of long lived and intangible assets	231	—
Net gain on sale of assets	(2)	(398)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(4,021)	(2,947)
Prepaid expenses and other assets	(1,154)	(1,294)
Accounts payable	(1,860)	495
Accrued expenses	(14,025)	(3,090)
Accrued interest	84	(1,037)
Other long-term liabilities	(244)	(416)
Net cash provided by operating activities - continuing operations	6,867	12,200
Net cash used in operating activities - discontinued operations	(3,464)	(11,787)
Net cash provided by operating activities	3,403	413

Cash flows from investing activities:
Purchase of property and equipment	(8,928)	(8,756)
Payments for acquisitions, net of cash acquired	(6)	(3,724)
Proceeds from sale of assets	171	723
Net cash used in investing activities - continuing operations	(8,763)	(11,757)
Net cash provided by investing activities - discontinued operations	11,093	23,792
Net cash provided by investing activities	2,330	12,035

Cash flows from financing activities:
Repayment of bank debt	—	(9,519)
Dividend payments	(4,141)	(2,061)
Sale of non-controlling interest	1,500	—
Cash distribution to non-controlling interests	(1,300)	(514)
Deferred financing costs	(421)	(2)
Repayments of capitalized obligations	(3)	(3)
Net cash used in financing activities - continuing operations	(4,365)	(12,099)
Net cash used in financing activities - discontinued operations	—	(19)
Net cash used in financing activities	(4,365)	(12,118)

Effect of exchange rate changes	—	92
Net increase in cash and cash equivalents	1,368	422
Cash and cash equivalents:
Beginning of period	61,396	62,041
End of period	$62,764	$62,463

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$16,928	$17,176
Income taxes	570	1,449

Supplemental Disclosure of Non-cash Activities:
Dividends declared during the period	$2,124	$2,123

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Advertising net revenue	$91,483	$86,306	$165,799	$157,849
Townsquare Interactive net revenue	15,288	11,685	29,495	22,480
Live Events net revenue	6,317	7,328	11,476	12,973
Net revenue	113,088	105,319	206,770	193,302
Operating costs and expenses:
Advertising operating expenses	60,621	58,582	115,508	111,234
Townsquare Interactive operating expenses	10,274	8,269	20,101	15,813
Live Events operating expenses	4,695	5,871	8,610	10,031
Direct operating expenses	75,590	72,722	144,219	137,078
Depreciation and amortization	5,897	4,409	12,405	8,792
Corporate expenses	7,370	7,290	12,957	12,939
Stock-based compensation	660	246	1,536	436
Transaction costs	128	678	276	837
Business realignment costs	—	—	4	—
Impairment of long lived and intangible assets	231	—	231	—
Net gain on sale and retirement of assets	(21)	(388)	(2)	(398)
Total operating costs and expenses	89,855	84,957	171,626	159,684
Operating income	23,233	20,362	35,144	33,618
Other expense:
Interest expense, net	8,526	8,533	17,121	16,960
Other expense, net	36	48	70	80
Income from continuing operations before income taxes	14,671	11,781	17,953	16,578
Provision for income taxes	4,059	3,188	4,967	4,519
Net income from continuing operations	10,612	8,593	12,986	12,059
Net income (loss) from discontinued operations, net of income taxes	84	(6,959)	(7,080)	(37,015)
Net income (loss)	$10,696	$1,634	$5,906	$(24,956)

The following table presents net revenue and Adjusted Operating Income by segment, for the three and six months ended June 30, 2019, and 2018, respectively (in thousands):

	Actual
	Three Months Ended June 30, 2019		Six Months Ended June 30,
	2019	2018	2019	2018
Advertising net revenue	$91,483	$86,306	$165,799	$157,849
Townsquare Interactive net revenue	15,288	11,685	29,495	22,480
Live Events net revenue	6,317	7,328	11,476	12,973
Net revenue	$113,088	$105,319	$206,770	$193,302
Advertising Adjusted Operating Income	30,862	27,724	50,291	46,615
Townsquare Interactive Adjusted Operating Income	5,014	3,416	9,394	6,667
Live Events Adjusted Operating Income	1,622	1,457	2,866	2,942
Adjusted Operating Income	$37,498	$32,597	$62,551	$56,224

The following table presents on a pro forma basis, net revenue and Adjusted Operating Income by segment, for the three and six months ended June 30, 2019, and 2018, respectively (in thousands):

	Pro Forma
	Three Months Ended June 30, 2019		Six Months Ended June 30,
	2019	2018	2019	2018
Advertising net revenue	$91,483	$88,284	$165,799	$161,325
Townsquare Interactive net revenue	15,288	11,685	29,495	22,480
Live Events net revenue	6,317	7,426	11,476	13,106
Net revenue	$113,088	$107,395	$206,770	$196,911
Advertising Adjusted Operating Income	30,862	28,452	50,291	47,617
Townsquare Interactive Adjusted Operating Income	5,014	3,416	9,394	6,667
Live Events Adjusted Operating Income	1,622	1,476	2,866	2,958
Adjusted Operating Income	$37,498	$33,344	$62,551	$57,242

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and six months ended June 30, 2019, and 2018, respectively (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$10,696	$1,634	$5,906	$(24,956)
Net income (loss) from discontinued operations, net of income taxes	84	(6,959)	(7,080)	(37,015)
Net income from continuing operations	10,612	8,593	12,986	12,059
Provision for income taxes	4,059	3,188	4,967	4,519
Net income from continuing operations before income taxes	14,671	11,781	17,953	16,578
Transaction costs	128	678	276	837
Business realignment costs	—	—	4	—
Impairment of long lived and intangible assets	231	—	231	—
Net gain on sale and retirement of assets	(21)	(388)	(2)	(398)
Net income attributable to non-controlling interest, net of income taxes	(357)	(218)	(680)	(374)
Adjusted net income before income taxes	14,652	11,853	17,782	16,643
Provision for income taxes	4,054	3,207	4,920	4,605
Adjusted Net Income	$10,598	$8,646	$12,862	$12,038

Adjusted Net Income Per Share
Diluted	$0.37	$0.30	$0.43	$0.42

Weighted average shares outstanding:
Diluted	27,490	27,611	27,473	27,541

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2019, and 2018, respectively (dollars in thousands):

	Actual
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income from continuing operations	$10,612	$8,593	$12,986	$12,059
Net income (loss) from discontinued operations, net of income taxes	84	(6,959)	(7,080)	(37,015)
Net income (loss)	10,696	1,634	5,906	(24,956)
Provision for income taxes	4,059	3,188	4,967	4,519
Interest expense, net	8,526	8,533	17,121	16,960
Depreciation and amortization	5,897	4,409	12,405	8,792
Stock-based compensation	660	246	1,536	436
Transaction costs	128	678	276	837
Business realignment costs	—	—	4	—
Impairment of long lived and intangible assets	231	—	231	—
Net (income) loss from discontinued operations, net of income taxes	(84)	6,959	7,080	37,015
Other (a)	15	(340)	68	(318)
Adjusted EBITDA	$30,128	$25,307	$49,594	$43,285
Net cash paid for interest	(13,039)	(12,742)	(16,928)	(17,176)
Capital expenditures	(3,895)	(4,336)	(8,928)	(8,756)
Cash paid for taxes	(502)	(1,417)	(570)	(1,449)
Adjusted EBITDA Less Interest, Capex and Taxes	$12,692	$6,812	$23,168	$15,904
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2019, and 2018, respectively (dollars in thousands):

	Pro forma
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income from continuing operations	$10,612	$8,593	$12,986	$12,059
Net income (loss) from discontinued operations, net of income taxes	84	(6,959)	(7,080)	(37,015)
Net income (loss)	10,696	1,634	5,906	(24,956)
Net income from acquisition	—	747	—	1,018
Pro forma net income (loss)	10,696	2,381	5,906	(23,938)
Provision for income taxes	4,059	3,188	4,967	4,519
Interest expense, net	8,526	8,533	17,121	16,960
Depreciation and amortization	5,897	4,409	12,405	8,792
Stock-based compensation	660	246	1,536	436
Transaction costs	128	678	276	837
Business realignment costs	—	—	4	—
Impairment of long lived and intangible assets	231	—	231	—
Net (income) loss from discontinued operations, net of income taxes	(84)	6,959	7,080	37,015
Other (a)	15	(340)	68	(318)
Pro forma Adjusted EBITDA	$30,128	$26,054	$49,594	$44,303
Net cash paid for interest	(13,039)	(12,742)	(16,928)	(17,176)
Capital expenditures	(3,895)	(4,350)	(8,928)	(8,786)
Cash paid for taxes	(502)	(1,417)	(570)	(1,449)
Pro forma Adjusted EBITDA Less Interest, Capex and Taxes	$12,692	$7,545	$23,168	$16,892
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2019 (dollars in thousands):

	Actual				Twelve Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	June 30, 2019
Net income (loss)	$9,691	$(16,309)	$(4,790)	$10,696	$(712)
Provision (benefit) for income taxes	3,699	(6,928)	908	4,059	1,738
Interest expense, net	8,640	8,667	8,595	8,526	34,428
Repurchase of debt	—	(140)	—	—	(140)
Depreciation and amortization	4,644	4,672	6,508	5,897	21,721
Stock-based compensation	597	600	876	660	2,733
Transaction costs	167	462	148	128	905
Business realignment costs	—	2,128	4	—	2,132
Impairment of goodwill and intangible assets	—	19,888	—	—	19,888
Impairment loss on investment	—	5,007	—	—	5,007
Impairment of long lived and intangible assets	—	—	—	231	231
Net (income) loss from discontinued operations, net of income taxes	(501)	6,683	7,164	(84)	13,262
Other (a)	38	32	53	15	138
Adjusted EBITDA	$26,975	$24,762	$19,466	$30,128	$101,331
(a) Other includes net loss (gain) on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following tables reconcile Operating Income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment (in thousands):

	Three Months Ended June 30, 2019
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment of long lived and intangible assets	Net gain on sale and retirement of assets	Adjusted Operating Income
Advertising	$27,431	$3,159	41	$—	$—	$—	$231	$—	$30,862
Townsquare Interactive	4,866	125	23	—	—	—	—	—	5,014
Live Events	1,487	133	2	—	—	—	—	—	1,622
Corporate and Other Reconciling Items	(10,551)	2,480	594	7,370	128	—	—	(21)	—
Consolidated	$23,233	$5,897	$660	$7,370	$128	$—	$231	$(21)	$37,498

	Three Months Ended June 30, 2018
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment of long lived and intangible assets	Net gain on sale and retirement of assets	Adjusted Operating Income
Advertising	$24,981	$2,704	$39	$—	$—	$—	$—	$—	$27,724
Townsquare Interactive	3,299	109	8	—	—	—	—	—	3,416
Live Events	1,315	135	7	—	—	—	—	—	1,457
Corporate and Other Reconciling Items	(9,233)	1,461	192	7,290	678	—	—	(388)	—
Consolidated	$20,362	$4,409	$246	$7,290	$678	$—	$—	$(388)	$32,597

	Six Months Ended June 30, 2019
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment of long lived and intangible assets	Net gain on sale and retirement of assets	Adjusted Operating Income
Advertising	$43,670	$6,257	133	$—	$—	$—	$231	$—	$50,291
Townsquare Interactive	9,089	246	59	—	—	—	—	—	9,394
Live Events	2,563	278	25	—	—	—	—	—	2,866
Corporate and Other Reconciling Items	(20,178)	5,624	1,319	12,957	276	4	—	(2)	—
Consolidated	$35,144	$12,405	$1,536	$12,957	$276	$4	$231	$(2)	$62,551

	Six Months Ended June 30, 2018
	Operating Income	Depreciation and amortization	Stock-based compensation	Corporate expenses	Transaction costs	Business realignment costs	Impairment of long lived and intangible assets	Net gain on sale and retirement of assets	Adjusted Operating Income
Advertising	$41,174	$5,374	$67	$—	$—	$—	$—	$—	$46,615
Townsquare Interactive	6,428	224	15	—	—	—	—	—	6,667
Live Events	2,662	271	9	—	—	—	—	—	2,942
Corporate and Other Reconciling Items	(16,646)	2,923	345	12,939	837	—	—	(398)	—
Consolidated	$33,618	$8,792	$436	$12,939	$837	$—	$—	$(398)	$56,224